EX 99.1
XPEL Reports Record Revenue in First Quarter 2021 of $51.9 million; First Quarter Revenue Increase of 82.7%

San Antonio, TX – May 10, 2021 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights:

•Revenues increased 82.7% to $51.9 million compared to first quarter 2020 and increased 6.7% sequentially as compared to fourth quarter 2020.
•Net income grew 324.9% to $6.8 million, or $0.25 per basic and diluted share, compared to $1.6 million, or $0.06 per basic and diluted share, in the same quarter of 2020.
•EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) grew 256.0% to $9.2 million, or 17.7% of revenues compared to $2.6 million, or 9.1% in first quarter 2020.1
Ryan Pape, President and Chief Executive Officer of XPEL, commented, “The momentum we saw at the end of last year carried over into 2021 resulting in record top and bottom line performance for the Company. We saw strong growth across all of our regions, particularly in China where we first experienced COVID-19 impact during the first quarter of last year.”

For the Quarter Ended March 31, 2021:
Revenues. Revenues increased approximately $23.5 million or 82.7% to $51.9 million as compared to $28.4 million in the first quarter of the prior year.

Gross Margin. Gross margin was 35.3% compared to 36.3% in the first quarter of 2020.

Expenses. Operating expenses increased to $9.7 million, or 18.8% of sales, compared to $7.8 million or 27.5% of sales in the prior year period.

Net income. Net income was $6.8 million, or $0.25 per basic and diluted share versus net income of $1.6 million, or $0.06 per basic and diluted share in the first quarter of 2020.

EBITDA. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $9.2 million, or 17.7% of sales, as compared to $2.6 million in the prior year1.

1 See reconciliation of non-GAAP financial measures below

Conference Call Information

The Company will host a conference call and webcast on Monday, May 10, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/investor.

To participate in the call by phone, dial (877) 407-8033 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8033.

A replay of the teleconference will be available until June 9, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 41202.

About XPEL, Inc.

XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

Safe harbor statement

This release includes forward-looking statements regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company's growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of XPEL. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, performance and acceptance of the company's products, economic factors, competition, the equity markets generally and many other factors beyond the control of XPEL. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

This press release is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com

XPEL, Inc.
Consolidated Statements of Income

	(Unaudited)
	Three Months Ended March 31,
	2021	2020
Revenue
Product revenue	$44,931,353	$23,749,917
Service revenue	6,934,761	4,638,546
Total revenue	51,866,114	28,388,463

Cost of Sales
Cost of product sales	31,546,547	16,761,413
Cost of service	2,033,136	1,330,162
Total cost of sales	33,579,683	18,091,575
Gross Margin	18,286,431	10,296,888

Operating Expenses
Sales and marketing	3,387,830	2,743,249
General and administrative	6,351,491	5,069,771
Total operating expenses	9,739,321	7,813,020

Operating Income	8,547,110	2,483,868

Interest expense	52,719	30,558
Foreign currency exchange loss	35,612	415,577

Income before income taxes	8,458,779	2,037,733
Income tax expense	1,611,720	426,379
Net income	6,847,059	1,611,354

Earnings per share
Basic and diluted	$0.25	$0.06
Weighted Average Number of Common Shares
Basic and diluted	27,612,597	27,612,597

XPEL, Inc.
Consolidated Balance Sheets

	(Unaudited)	(Audited)
	March 31, 2021	December 31, 2020
Assets
Current
Cash and cash equivalents	$35,615,477	$29,027,124
Accounts receivable, net	9,903,238	9,944,213
Inventory, net	24,909,271	22,364,126
Prepaid expenses and other current assets	2,121,327	1,441,749
Total current assets	72,549,313	62,777,212
Property and equipment, net	5,711,937	4,706,248
Right-of-Use lease assets	6,792,636	5,973,702
Intangible assets, net	5,287,809	5,423,980
Other non-current assets	487,983	486,472
Goodwill	4,509,419	4,472,217
Total assets	$95,339,097	$83,839,831
Liabilities
Current
Current portion of notes payable	$2,514,391	$2,568,172
Current portion lease liabilities	1,792,164	1,650,749
Accounts payable and accrued liabilities	21,358,360	16,797,462
Income tax payable	444,437	183,961
Total current liabilities	26,109,352	21,200,344
Other long-term liabilities	676,940	729,408
Deferred tax liability, net	657,210	627,806
Non-current portion of lease liabilities	4,958,742	4,331,214
Non-current portion of notes payable	2,917,061	3,568,191
Total liabilities	35,319,305	30,456,963
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,612,597 issued and outstanding	27,613	27,613
Additional paid-in-capital	10,412,471	10,412,471
Accumulated other comprehensive (loss) income	(143,920)	66,215
Retained earnings	49,723,628	42,876,569
Total stockholders’ equity	60,019,792	53,382,868
Total liabilities and stockholders’ equity	$95,339,097	$83,839,831

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

	EBITDA Reconciliation (Unaudited)
	Three Months Ended March 31,
	2021	2020
Net Income	$6,847,059	$1,611,354
Interest	52,719	30,558
Taxes	1,611,720	426,379
Depreciation	383,090	270,317
Amortization	262,606	233,896
EBITDA	$9,157,194	$2,572,504